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Exhibit 23 a.


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
NBI, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-73334) of NBI, Inc. of our report dated September 10, 1995, except for Notes 7 and 17 which are as of October 13, 1995, relating to the consolidated financial statements of NBI, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1995.



BDO Seidman, LLP



Denver, Colorado
February 2, 1996